     Primus Guaranty reports Fourth Quarter Net Income of $13.7 million, or
$0.31 per diluted share

     Full Year 2004 was $23.7 million, or $0.59 per diluted share

Hamilton, Bermuda - February 9, 2005 - Primus Guaranty, Ltd. ("Primus Guaranty")
(NYSE: PRS), a leading provider of credit protection, today announced net income of $13.7 million, or $0.31 per diluted share for its fourth quarter 2004, compared with $14.8 million, or $0.44 per diluted share for the fourth quarter of 2003. The quarterly net income for fourth quarters 2004 and 2003 include net realized and unrealized gains of $10.1 million and $14.3 million respectively for the periods. The weighted average common diluted shares outstanding was 44.4 million in the fourth quarter 2004, compared with 34 million in the same period of 2003. As previously discussed, the company incurred a one-time expense in the fourth quarter 2004 of $3.3 million, or $0.08 per diluted share, due to the accelerated vesting of employee restricted stock and options as a result of its initial public offering. In the same period for 2003 there was a non-recurring expense of $3.2 million, or $0.09 per diluted share, related to the accelerated amortization of software costs.

"2004 was a very successful and exciting year for Primus, highlighted by our initial public offering and listing on the NYSE in the third quarter. There are a number of other achievements that I am pleased with, including achieving significant growth in our economic results and exceeding our portfolio growth targets for the year. Our portfolio grew to approximately $10.5 billion at year-end despite a challenging spread environment for a number of months during the year", said Thomas Jasper, Chief Executive Officer. "Additionally, in the
fourth quarter, we marketed our second credit swap asset management transaction in which we manage a portfolio of credit default swaps on behalf of third parties. Our expanding asset management business is indicative of the company's ability to leverage its core expertise, maximizing the talents of the Primus team.

In 2005, our focus will be on continuing the profitable growth of our core business of selling credit protection, capturing additional opportunities in the asset management area and finding new areas of growth that complement our strategy and core competencies."

RESULTS FOR QUARTER ENDED DECEMBER 31, 2004

Net income for the quarter ended December 31, 2004 was $13.7 million, a decrease of $1.1 million from the same quarter in 2003. Total revenues increased by $251 thousand to $24.8 million, whereas total expenses were $1.1 million higher in the fourth quarter of 2004. Details of the changes in revenues and expenses are provided below.

Net credit swap revenue, which comprises net premiums earned, as well as realized and unrealized gains and losses on the swap portfolio, decreased 9.3%
to $21.6 million in the fourth quarter of 2004 from $23.8 million for the same period in 2003. The decline is primarily attributable to lower realized gains from the termination of swaps sold and unrealized losses on the portfolio of credit swaps purchased for investment purposes. These declines are partly offset by higher net premium income.

Reflecting growth in the company's credit swap portfolio, premiums earned on credit swaps sold increased 25.4% to $11.9 million in the fourth quarter of 2004 from $9.5 million for the same period in 2003. Premium expense on credit swaps purchased as short-term investments was $400 thousand in the fourth quarter of
2004, an increase of $381 thousand from the fourth quarter of 2003. The significant increase in premium expense on credit swaps purchased was due to increased size of notional and full quarter activity, as the strategy was launched during the fourth quarter of 2003.

Realized gains on the portfolio of credit swaps sold were $173 thousand in the fourth quarter of 2004, compared with realized gains of $3.2 million in the fourth quarter of 2003. Realized losses on the portfolio of credit swaps sold were $348 thousand in the fourth quarter of 2004, of which $339 thousand was attributable to credit mitigation activity, compared with $50 thousand in the fourth quarter of 2003. Net realized gains on the portfolio of credit swaps purchased for short-term investment purposes were $123 thousand for the fourth quarter of 2004 compared to $28 thousand in the same period of 2003.

Fourth quarter unrealized gains of $11.2 million on credit swaps sold were up
2.2% compared to the fourth quarter of 2003 unrealized gains of $10.9 million, as premiums levels at the end of 2004 contracted to levels similar to those prevailing on December 31, 2003. The portfolio of credit swaps purchased as short-term investments experienced an unrealized loss of $1 million in the fourth quarter of 2004, compared with a $23 thousand gain for the fourth quarter of 2003.

Interest income for the fourth quarter of 2004 was $2.3 million compared with
$702 thousand for the same quarter in 2003. This was due to the increase in our average invested balances and higher investment yields. Average balances were
$422 million for the fourth quarter 2004, compared with $256 million in same quarter for 2003. The increase was attributable to the IPO proceeds of approximately $110.7 million, proceeds from the issuance of $75 million of subordinated deferrable interest notes in July 2004, together with the retention of cash earnings over the period. The average investment yield increased to
2.20% in the fourth quarter of 2004, up 111 basis points from an average of
1.09% in the fourth quarter of 2003. The increase in yield was primarily due to increases in short-term market interest rates.

Credit swap asset management fees for the fourth quarter 2004 were $12 thousand.
There were no such fees in 2003, as the asset management initiative was launched in 2004. Asset management fees are earned ratably over the life of the contract, which is generally 5 years, and an additional contingent fee would be received at the end of the contract if certain pre-agreed success conditions are met.

Total operating expenses, excluding financing costs, were $10 million for the fourth quarter 2004, compared with $9.5 million in the fourth quarter of 2003.
The total operating expenses of $10 million include the one-time expense of $3.3 million, or $0.08 per diluted share, which is attributable to the accelerated vesting of employee restricted stock and options as a result of the initial public offering.

Compensation expenses were $6.7 million in the fourth quarter of 2004, compared with $3.6 million in the same period of 2003. The increase in expenses was attributable to higher expenses associated with the accelerated vesting of employee restricted stock and options. Other operating expenses for the fourth quarter of 2004 were similar to the expenses in the same quarter of 2003, except for an additional expense of $3.2 million that was recorded in the fourth quarter of 2003, for the accelerated amortization of software that was no longer in use.

Financing costs, comprising distributions on preferred shares and interest expense, were $1.1 million in the fourth quarter of 2004, compared with $489 thousand in the fourth quarter of 2003. The increase in financing costs was primarily attributable to the interest expense associated with the issuance of
$75 million of subordinated deferrable interest notes in July 2004 coupled with an increase in market interest rates during the fourth quarter of 2004.

RESULTS FOR YEAR ENDED DECEMBER 31, 2004

Net income for the year ended December 31, 2004 was $23.7 million, compared with
$78.5 million in 2003. Total revenues for 2004 were $53.8 million, compared with
$106.1 million in 2003. Total expenses, including financing costs, were $30.0 million in 2004, compared with $27.8 million in 2003. Details of the changes in revenues and expenses are provided below.

Net credit swap revenue, which comprises premiums earned, as well as realized and unrealized gains and losses on the swap portfolio, decreased 53.8% to $47.7 million in 2004 from $103.3 million for the same period in 2003. The decrease is mostly attributable to a decline in unrealized gains on credit swaps sold, which were $1.9 million in 2004, compared with $46.5 million in 2003. Unrealized losses in the portfolio of credit swaps purchased as short-term investments were
$2.2 million in 2004; the unrealized gains in 2003 were $23 thousand.

Premiums earned on credit swaps sold increased 11.2% to $43.5 million in 2004 from $39.1 million for the same period in 2003. The increase was primarily due to the growth in the portfolio of credit swaps sold to $10.5 billion at December
31, 2004 from $6.3 billion at the end of 2003. Premium expense on credit swaps purchased as short-term investments was $927 thousand in 2004, an increase of
$908 thousand from 2003 full year expense of $19 thousand. The primary reason for the increase in premium expense is the fact that the strategy of purchasing credit swaps for short-term investments was adopted in the fourth quarter of
2003 and only a partial year's expense was recognized in 2003.

Realized gains on the portfolio of credit swaps sold were $5.5 million in 2004, compared with $18.3 million in 2003. In 2004, realized losses on the portfolio of credit swaps sold were $1.1 million, of which $886 thousand was attributable to credit mitigation activity, compared with $264 thousand in 2003. Net realized gains on the portfolio of credit swaps purchased for short-term investment purposes were $1.1 million for full year 2004 compared with $28 thousand in
2003.

Interest income increased to $4.9 million in 2004 from $2.6 million in 2003, primarily due to the increased in average investment balances and higher average investment yields. Average balances were $372 million for full year 2004, compared with $241 million in 2003. The increase was attributable to the issuance of $75 million of subordinated deferrable interest notes in July 2004, together with the retention of cash earnings over the period and net proceeds of
$110.7 million from the initial public offering. The average investment yield increased to 1.30% in 2004, compared with 1.08% in 2003. The increase in yield was primarily due to increases in short-term market interest rates.

Total expenses were $30.0 million for 2004, compared with $27.8 million for
2003. Compensation expense was $17.8 million, compared with $11.7 million in
2003. $3.3 million of the increase is due to the accelerated vesting of employee restricted stock and options upon the IPO. The remainder of the increase is attributable to the growth in the number of staff, increased compensation levels, and additional stock and option expense associated with new awards granted in 2004.

Operating expenses, other than compensation, were $9.2 million in 2004, compared with $14.2 million in the same period in 2003. The principal reason for the decline was an expense of $3.2 million for the accelerated amortization of software costs incurred in 2003.

Financing costs, comprising distributions on preferred shares and interest expense, were $3.0 million in 2004 compared with $1.9 million for 2003. The increase is attributable to interest expense associated with the issuance of $75 million of subordinated deferrable interest notes in July 2004 together with an increase in market interest rates during the latter part of 2004.

BALANCE SHEET

At December 31, 2004, total assets were $542.8 million, up 69% from total assets of $321.4 million at December 31, 2003. This increase was due primarily to proceeds received in connection with the issuance of $75 million of subordinated deferrable interest notes in July 2004 by Primus Financial Products and the
$110.7 million received from the initial public offering, completed in October
2004. At December 31, 2004, shareholders' equity was $361 million, a 68%
increase from shareholders' equity of $214.8 million at December 31, 2003. The increase in shareholders equity stemmed primarily from the issuance of 9.1 million shares in connection with our initial public offering.

CREDIT SWAP PORTFOLIOS

At December 31, 2004, our portfolio of credit swaps sold totaled $10.5 billion, up 68% from our portfolio of credit swaps sold of $6.3 billion at December 31,
2003. The credit swap portfolio's weighted average credit ratings at December
31, 2004 were A/A3, the same as at December 31, 2003. There were 476 reference entities in the portfolio at December 31, 2004 compared with 347 reference entities at December 31, 2003. For the full year 2004 there were no credit events on our credit swap portfolio.

The portfolio of credit swaps purchased as short-term investments was $468 million at December 31, 2004, compared with a balance of $130 million at
December 31, 2003.

OTHER PERFORMANCE DATA

In managing our business and assessing its growth and profitability from a strategic and financial planning perspective, we believe it is appropriate to consider both our United States GAAP financial results as well as the impact on those results of fair value accounting and the termination of credit swaps.
Therefore, we evaluate what our economic results would have been if we excluded from revenue the amounts of any unrealized gains and losses on our portfolio of credit swaps sold, and any realized gains from terminations of credit swaps sold prior to maturity, although we amortize those gains over the remaining original lives of the terminated contracts.

During the fourth quarter of 2004, unrealized gains on the portfolio of credit swaps sold were $11.2 million. Realized gains on the portfolio of credit swaps sold were $173 thousand and the amortization of previously realized gains was
$1.7 million.

For the full year of 2004, net unrealized gains on the portfolio of credit swaps sold were $2.0 million. Realized gains on the portfolio of credit swaps sold were $5.5 million and the amortization of previously realized gains was $6.2 million.

EARNINGS CONFERENCE CALL

Primus Guaranty will host a conference call Wednesday, February 9, 2005, at
11:00 AM (ET) with access available via Internet and telephone. To access the live conference call, dial (800) 299-0433 (toll-free domestic) or (617) 801-9712
(international). The access code is 70470196. Please call to register at least
10 minutes before the conference call begins. A replay of the call will be available for two weeks via telephone starting at approximately 1:00 PM (ET) on
Wednesday, February 9, 2005, and can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international). The access code is 20349019. The webcast will be live as well as archived for one month on Primus Guaranty's website: www.primusguaranty.com. To access

the webcast, refer to the investor relations section of the website, and click on webcast icon in center of page.

ABOUT PRIMUS GUARANTY

Primus Guaranty, Ltd., through its principal operating subsidiary, Primus
Financial Products, LLC, offers protection against the risk of default on investment grade credit obligations. Primus Financial assumes these risks through the sale of credit default swaps to dealers, banks and portfolio managers. As a swap counterparty, Primus Financial is rated Aaa by Moody's
Investor Service, Inc. and AAA by Standard & Poor's Rating Services. Another
subsidiary of Primus Guaranty, Primus Asset Management, Inc., manages the credit swap portfolios of Primus Financial and third parties.

The company, which is traded on the New York Stock Exchange under the symbol
PRS, has over $526 million in assets at September 30, 2004. Primus Guaranty is a
Bermuda company, with the operations of its principal subsidiaries, Primus
Financial Products and Primus Asset Management, headquartered in New York, New
York.

SAFE HARBOR STATEMENT

Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the
Private Securities Litigation Reform Act of 1995. For a discussion of the factors that could affect our actual results please refer to the risk factors identified from time to time in our SEC reports, including, but not limited to, our 10-Q, as filed with the SEC.

                              PRIMUS GUARANTY, LTD.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                   (dollars in 000s except per share amounts)

                                                                                    DECEMBER 31,
                                                                            -----------------------------
                                                                                2004           2003
                                                                            -------------  --------------

ASSETS
Cash and cash equivalents...............................................    $    320,989   $    257,967
Short-term investments..................................................         161,101          3,968
Accrued interest receivable.............................................           1,381            129
Accrued premiums on credit swaps........................................           3,349          3,642
Premiums receivable on credit swaps.....................................             197            140
Premiums receivable on financial guarantees.............................             800          1,201
Asset management fee receivable.........................................              15             --
Prepaid expenses........................................................             868            395
                                                                            ------------   ------------
     Total current assets...............................................         488,700        267,442

Unrealized gain on credit swaps, at fair value..........................          46,517         46,594
Fixed assets, less accumulated depreciation of $493 in 2004; $259 in
   2003 and $45 in 2002.................................................           1,800          1,651
Internal use software costs, less accumulated amortization of $5,862 in
   2004; $4,176 in 2003 and $1,803 in 2002..............................           4,297          5,473
Income tax receivable...................................................             313            269
Debt issuance costs.....................................................           1,125             --
                                                                            ------------   ------------
     Total assets.......................................................    $    542,752   $    321,429
                                                                            ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable........................................................    $        906   $        653
Compensation payable....................................................           5,317          5,474
Brokerage fees payable..................................................              14             50
Current state and local taxes payable...................................              45             --
Interest payable........................................................             364             --
                                                                            ------------   ------------
     Total current liabilities..........................................           6,646          6,177

Long-term debt..........................................................          75,000             --
Unrealized loss on credit swaps, at fair value..........................             259             68
Deferred rent payable...................................................             455            473
Deferred financial guarantee premiums...................................             805          1,201
Unrealized loss on sublease.............................................              --             39
Deferred credit swap premiums...........................................              69            112
                                                                            ------------   ------------
     Total liabilities..................................................          83,234          8,070

Preferred securities of subsidiary......................................          98,521         98,521
Commitments and contingencies (see Note 14)

Shareholders' equity:
   Common stock, $0.08 par value, 62,500,000 shares authorized, 42,789,406;
     2,600,000; 2,570,988 shares issued and outstanding at
     December 31, 2004; 2003; 2002......................................           3,535            230
   Additional Paid-in-Capital...........................................         264,860          1,325
   Convertible Preferred stock..........................................              --        143,908
   Warrants.............................................................             612          1,070
   Retained earnings (accumulated deficit)..............................          91,990         68,305
                                                                            ------------   ------------
Total shareholders' equity..............................................         360,997        214,838
                                                                            ------------   ------------
Total liabilities and shareholders' equity..............................    $    542,752   $    321,429
                                                                            ============   ============

                              PRIMUS GUARANTY, LTD.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (amounts in 000s except per share data)

                                                       THREE MONTHS ENDED                  YEAR ENDED
                                                          DECEMBER 31,                    DECEMBER 31,
                                                 ------------------------------   ------------------------------
                                                      2004             2003           2004             2003
                                                 --------------   -------------   ------------  ----------------
                                                          (UNAUDITED)

REVENUES
Net credit swap revenue........................   $     21,563   $     23,776      $    47,729   $      103,326
Premiums earned on financial guarantees.......             100              -              395                -
Interest income...............................           2,316            702            4,850            2,617
Rental income.................................               -             27               40              107
Asset management fees.........................              12              -               15                -
Foreign currency revaluation..................             765              -              726                -
                                                  ------------   ------------      -----------   --------------
Total net revenues............................          24,756         24,505           53,755          106,050

EXPENSES
Employee compensation and benefits............           6,659          3,557           17,801           11,701
Excess-of-loss insurance policy premium.......               -              -                -              727
Professional and legal fees...................           1,254          1,017            2,414            3,398
Fixed asset depreciation and amortization.....             497          3,786            1,951            5,829
Technology and data feeds.....................             449            307            1,363            1,316
Rent..........................................             194            185              744              692
Bank fees.....................................             136            141              576              529
Rating agency fees............................              57            119              346              494
Brokerage expense.............................              87            123              602              442
Interest expense..............................             505              -              881                -
Other.........................................             631            255            1,208              769
                                                  ------------   ------------      -----------   --------------
Total expenses................................          10,469          9,490           27,886           25,897
Distributions on preferred securities of
   subsidiary.................................            (589)          (489)          (2,138)          (1,854)
                                                  ------------   ------------      -----------   --------------
Income (loss) before benefit (provision)
   for income taxes...........................          13,698         14,526           23,731           78,299
Benefit (provision) for income taxes..........              49            299              (46)             172
                                                  ------------   ------------      -----------   --------------
NET INCOME (LOSS) AVAILABLE TO COMMON SHARES .    $     13,747   $     14,825      $    23,685  $        78,471
                                                  ============   ============      ===========  ===============

Earnings (loss) per common share:
Basic                                             $       0.32   $       5.89      $      1.44  $     31.18
Diluted                                           $       0.31   $       0.44      $      0.59  $      2.33

Average common shares outstanding:
Basic                                                   42,957          2,517           16,486        2,517
Diluted                                                 44,401         34,002           40,256       33,737

PRIMUS GUARANTY, LTD.
SUMMARY FINANCIAL INFORMATION
(AMOUNTS IN 000'S EXCEPT PER SHARE DATA)

                                                                        FOR THE THREE MONTHS ENDED
                                            --------------------------------------------------------------------------------------
                                             DECEMBER  SEPTEMBER   JUNE 30,    MARCH     DECEMBER   SEPTEMBER    JUNE      MARCH
                                             31, 2004  30, 2004     2004      31, 2004   31, 2003   30, 2003   30, 2003   31, 2003
                                            ---------- ---------  ---------  ---------- ----------  ---------  --------   --------
                                                                                  (UNAUDITED)
                                            --------------------------------------------------------------------------------------

REVENUES
Net credit swap revenue                       21,563   $ 23,331    $ 5,865    $ (3,030)  $ 23,776   $ 21,804   $ 45,961   $ 11,785
Premiums earned on financial guarantees          100         99         97          99          -          -          -          -
Interest income earned                         2,316      1,166        716         652        702        607        635        673
Rental income                                      -          -         13          27         27         26         27         27
Asset management fees                             12          3          -           -          -          -          -          -
Foreign exchange revaluation                     765         66        (32)        (73)         -          -          -          -
                                            --------   --------    -------    --------   --------   --------   --------   --------
                                              24,756     24,665      6,659      (2,325)    24,505     22,437     46,623     12,485
                                            --------   --------    -------    --------   --------   --------   --------   --------
EXPENSES
Compensation                                   6,659      3,858      3,861       3,423      3,557      3,112      2,615      2,417
Technology and data feeds                        449        243        364         307        307        330        377        302
Professional and legal fees                    1,254        382        363         415      1,017        480      1,129        772
Rent                                             194        193        184         173        185        164        165        178
Fixed asset depreciation and amortization        497        494        486         474      3,786        689        682      1,399
Other operating expenses                         911        713        577         531        638        523        550        523
Financing costs                                1,094        778        605         542        489        534        610        221
                                            --------   --------    -------    --------   --------   --------   --------   --------
                                              11,058      6,661      6,440       5,865      9,979      5,832      6,128      5,812
                                            --------   --------    -------    --------   --------   --------   --------   --------

Income (loss) before income taxes             13,698     18,004        219      (8,190)    14,526     16,605     40,495      6,673
Income tax expense (benefit)                     (49)       (22)        45          72       (299)        22        (32)       137
                                            --------   --------    -------    --------   --------   --------   --------   --------
NET INCOME (LOSS)                           $ 13,747   $ 18,026    $   174    $ (8,262)  $ 14,825   $ 16,583   $ 40,527    $ 6,536
                                            --------   --------    -------    --------   --------   --------   --------   --------

PER SHARE AND SHARE DATA

Basic earnings per share                      $ 0.32     $ 4.23     $ 0.05     $ (3.21)    $ 5.89     $ 6.59    $ 16.11     $ 2.70

Weighted average common shares outstanding
  - basic                                     42,957      4,264      3,527       2,570      2,517      2,517      2,515      2,421

Diluted earnings per share                    $ 0.31     $ 0.51     $ 0.01     $ (3.21)    $ 0.44     $ 0.49     $ 1.20     $ 0.20

Weighted average common shares outstanding
  - diluted                                   44,401     35,219     34,768       2,570     34,002     33,965     33,843     33,241

NET CREDIT SWAP REVENUE COMPONENTS
Credit swaps sold
  Premium income                            $ 11,894   $ 11,192   $ 10,398    $ 10,010    $ 9,485   $ 10,303   $ 10,179    $ 9,145
  Realized gains                                 173      3,251        948       1,161      3,224      7,360      5,960      1,769
  Realized losses                               (348)      (778)       (13)          -        (50)         -          -       (214)
  Change in unrealized gains/losses           11,153     10,998     (5,285)    (14,967)    10,912      4,170     29,636      1,736

Credit swaps purchased as short-term
investments
  Premium expense                               (400)      (279)      (126)       (122)       (19)         -          -          -
  Realized gains                                 174        346        319         421         28          -          -          -
  Realized losses                                (51)       (34)       (47)          -          -          -          -          -
  Change in unrealized gains/losses           (1,027)    (1,335)      (313)        450         23          -          -          -
Credit swaps purchased to offset credit
risk on certain swaps sold
  Premium expense                                (23)       (23)       (23)        (23)       (28)       (23)       (24)       (60)
  Realized gains                                   -          -          -           -          -          -          -          -
  Realized losses                                  -          -          -           -          -          -       (448)         -
  Change in unrealized gains/losses               18         (7)         7          40        201         (6)       658       (591)

                                            --------   --------    -------    --------   --------   --------   --------   --------
Net credit swap revenue                     $ 21,563   $ 23,331    $ 5,865    $ (3,030)  $ 23,776   $ 21,804   $ 45,961   $ 11,785
                                            ========   ========    =======    ========   ========   ========   ========   ========

PRIMUS GUARANTY, LTD.
SUMMARY FINANCIAL INFORMATION
(AMOUNTS IN 000'S EXCEPT PER SHARE DATA)

                                                                              FULL YEAR
                                                           -----------------------------------------------
                                                            DECEMBER 31, 2004           DECEMBER 31, 2003
                                                           -------------------         -------------------

                                                           -----------------------------------------------

Revenues
Net credit swap revenue                                         $ 47,729                    $ 103,326
Premiums earned on financial guarantees                              395                            -
Interest income earned                                             4,850                        2,617
Rental income                                                         40                          107
Asset management fees                                                 15                            -
Foreign exchange revaluation                                         726                            -
                                                                --------                    ---------
                                                                  53,755                      106,050
                                                                --------                    ---------
EXPENSES
Compensation                                                      17,801                       11,701
Technology and data feeds                                          1,363                        1,316
Professional and legal fees                                        2,414                        3,398
Rent                                                                 744                          692
Fixed asset depreciation and amortization                          1,951                        6,556
Other operating expenses                                           2,732                        2,234
Financing costs                                                    3,019                        1,854
                                                                --------                    ---------
                                                                  30,024                       27,751
                                                                --------                    ---------

Income (loss) before income taxes                                 23,731                       78,299
Income tax expense (benefit)                                          46                         (172)
                                                                --------                     --------
NET INCOME (LOSS)                                               $ 23,685                     $ 78,471
                                                                --------                     --------

PER SHARE AND SHARE DATA

Basic earnings per share                                          $ 1.44                      $ 31.18

Weighted average common shares outstanding - basic                16,486                        2,517

Diluted earnings per share                                        $ 0.59                       $ 2.33

Weighted average common shares outstanding - diluted              40,256                       33,737
NET CREDIT SWAP REVENUE COMPONENTS
Credit swaps sold
Premium income                                                  $ 43,494                     $ 39,112
Realized gains                                                     5,533                       18,313
Realized losses                                                   (1,139)                        (264)
Change in unrealized gains/losses                                  1,899                       46,454
Credit swaps purchased as short-term investments
Premium expense                                                     (927)                         (19)
Realized gains                                                     1,260                           28
Realized losses                                                     (132)                           -
Change in unrealized gains/losses                                 (2,225)                          23
Credit swaps purchased to offset credit risk on
certain swaps sold
Premium expense                                                      (92)                        (135)
Realized gains                                                         -                            -
Realized losses                                                        -                         (448)
Change in unrealized gains/losses                                     58                          262

                                                                --------                    ---------
Net credit swap revenue                                         $ 47,729                    $ 103,326
                                                                ========                    =========

PRIMUS GUARANTY, LTD.
SUMMARY FINANCIAL INFORMATION
FOURTH QUARTER 2004
(DOLLARS IN 000'S)

                                                                                     AS OF
                                             -------------------------------------------------------------------------------------
                                              DECEMBER  SEPTEMBER   JUNE 30,   MARCH 31, DECEMBER   SEPTEMBER  JUNE 30,    MARCH
                                              31, 2004   30, 2004    2004        2004    31, 2003   30, 2003     2003     31, 2003
                                             ---------- ---------  ---------  ---------  --------   ---------  ---------  --------
                                                                                   (UNAUDITED)

Assets
Cash and cash equivalents                    $ 320,989   $357,539  $ 272,523  $ 240,548  $ 257,967  $ 247,982  $ 236,255  $ 224,508
Short-term investments                         161,101      3,429      3,441     23,624      3,968      3,002          -         36
Unrealized gain on credit swaps,
at fair value                                   46,517     37,072     29,121     32,446     46,594     35,458     31,250      6,814
Receivable from underwriters                         -    114,797          -          -          -          -          -          -
Other assets                                    14,145     13,262     14,948     12,946     12,900     16,181     16,675     16,890
                                             ---------   --------  ---------  ---------  ---------  ---------  ---------  ---------
  Total assets                                 542,752    526,099    320,033    309,564    321,429    302,623    284,180    248,248
                                             =========   ========  =========  =========  =========  =========  =========  =========

LIABILITIES
Long-term debt of subsidiary                    75,000     75,000          -          -          -          -          -          -
Compensation accrual                             5,317      4,479      3,042      1,604      5,474      3,643      2,251      1,193
Unrealized loss on credit swaps,
at fair value                                      259        958      2,664        394         68         66         22      5,882
Other liabilities                                2,658      3,271      2,169      2,065      2,528        664        558        630
                                             ---------   --------  ---------  ---------  ---------  ---------  ---------  ---------
  Total liabilities                             83,234     83,708      7,875      4,063      8,070      4,373      2,831      7,705
                                             ---------   --------  ---------  ---------  ---------  ---------  ---------  ---------

Preferred securities of subsidiary              98,521     98,521     98,521     98,521     98,521     98,521     98,521     98,521

SHAREHOLDER'S EQUITY
Equity                                         269,007    265,626    153,420    147,155    146,533    146,250    145,931    145,650
Retained earnings (accumulated deficit)         91,990     78,244     60,217     59,825     68,305     53,479     36,897     (3,628)
                                             ---------   --------  ---------  ---------  ---------  ---------  ---------  ---------
  Total shareholder's equity                   360,997    343,870    213,637    206,980    214,838    199,729    182,828    142,022
                                             ---------   --------  ---------  ---------  ---------  ---------  ---------  ---------

                                             ---------   --------  ---------  ---------  ---------  ---------  ---------  ---------
  Total liabilities and shareholder's
  equity                                     $ 542,752   $526,099  $ 320,033  $ 309,564  $ 321,429  $ 302,623  $ 284,180  $ 248,248
                                             =========   ========  =========  =========  =========  =========  =========  =========

PRIMUS GUARANTY, LTD.
STATISTICAL PORTFOLIO INFORMATION
FOURTH QUARTER 2004
(USD EQUIVALENT IN 000'S)

                                         FOR THE THREE MONTHS ENDED
                                      DECEMBER     SEPTEMBER   JUNE 30,     MARCH      DECEMBER   SEPTEMBER    JUNE 30,     MARCH
                                      31, 2004     30, 2004      2004      31, 2004    31, 2003   30, 2003       2003      31, 2003
                                      --------     ---------   --------    --------    --------   ---------    --------    --------
                                                                                (UNAUDITED)

CREDIT SWAPS SOLD
End of period notional               $10,544,728  $9,440,873  $8,626,160  $7,992,598  $6,291,375  $6,281,319  $6,228,138  $5,695,234

New transaction volume               $ 1,672,937  $1,674,570  $1,042,088  $2,064,626  $  395,250  $  613,768  $  881,357  $1,209,734

Maturities, assignments, unwinds
and foreign exchange adjustment      $   569,082  $  859,857  $  408,526  $  363,403  $  385,194  $  560,587  $  348,453  $  165,000

Weighted average tenor
- portfolio (years)                         2.89        2.78        2.77        2.76        2.79        2.91        3.12        3.32

CREDIT SWAPS PURCHASED AS SHORT-TERM
INVESTMENTS
End of period notional               $   468,175  $  372,886  $  217,095  $  125,000  $  130,000  $        -  $        -  $        -

New transaction volume               $   102,090  $  191,924  $  207,095  $   50,000  $  135,000  $        -  $        -  $        -

Maturities, assignments, unwinds
and foreign exchange adjustment      $     6,801  $   36,133  $  115,000  $   55,000  $    5,000  $        -  $        -  $        -

Weighted average tenor - portfolio
(years)                                     4.69        4.91        5.05        5.05        4.54        0.00        0.00        0.00

CREDIT SWAPS PURCHASED TO OFFSET
CREDIT RISK ON CERTAIN SWAPS SOLD
End of period notional               $     5,000  $    5,000  $    5,000  $    5,000  $    5,000  $    5,000  $    5,000  $   10,000

New transaction volume               $         -  $        -  $        -  $        -  $        -  $        -              $        -

Maturities, assignments, unwinds and
foreign exchange adjustment          $         -  $        -  $        -  $        -  $        -  $        -  $    5,000  $        -

Weighted average tenor - portfolio
(years)                                     2.89        3.14        3.39        3.64        3.90        4.15        4.41        4.60

PRIMUS GUARANTY, LTD.
SUMMARY FINANCIAL INFORMATION - OTHER PERFORMANCE DATA
FOURTH QUARTER 2004
(DOLLARS IN 000'S)

In managing our business and assessing its growth and profitability from a strategic and financial planning perspective, we believe it is appropriate to consider both our U.S. GAAP financial results as well as the impact on those results of fair value accounting and the termination of credit swaps. Therefore, we evaluate what our economic results would have been if we excluded from revenue the amounts of any unrealized gains and losses on our portfolio of credit swaps sold, and any realized gains from terminations of credit swaps sold prior to maturity, although we amortize those gains over the remaining original lives of the terminated contracts, except for credit swaps purchased as investments.

                                                                             FOR THE THREE MONTHS ENDED
                                                                                     (UNAUDITED)
                                             DECEMBER  SEPTEMBER   JUNE 30,      MARCH    DECEMBER   SEPTEMBER   JUNE 30,    MARCH
                                             31, 2004  30, 2004      2004      31, 2004   31, 2003    30, 2003     2003     31, 2003
                                             ---------------------------------------------------------------------------------------

Change in unrealized fair value of
credit swaps sold [gain/(loss)]              $11,171    $10,991    $(5,278)    $(14,927)   $11,113     $4,164    $30,294     $1,145

Realized gains from early termination
of credit swaps sold                             173      3,251        948        1,161      3,224      7,360      5,960      1,769

Amortization of realized gains from the
early termination of credit swaps sold         1,681      1,542      1,500        1,452      1,317        882        462        232